UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

November 12, 2024

Research Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other Jurisdiction of Incorporation)

1-39256	11-3797644
(Commission File Number)	(IRS Employer Identification No.)

N/A

(Address of principal executive offices and Zip Code)

(310) 477-0354

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each Exchange on which registered
Common stock, $0.001 par value	RSSS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Registrant held its annual meeting of stockholders on November 12, 2024. At the annual meeting, there were 32,545,292 shares of the Registrant’s common stock entitled to vote, and 24,787,466 (76.16%) were represented at the annual meeting in person and by proxy. The following summarizes vote results for those matters submitted to the Registrant’s stockholders for action at the annual meeting:

1. Proposal to elect six members of the Registrant’s Board of Directors.

Director	For	Withheld
Barbara J. Cooperman	19,880,533	333,490
Kenneth L. Gayron	19,753,330	460,693
General Merrill McPeak	18,114,884	2,099,139
Jeremy Murphy	19,537,334	676,689
Roy W. Olivier	20,184,718	29,305
John Regazzi	19,806,418	407,605

2. Proposal to ratify the appointment of Wipfli LLP as the Registrant’s independent accountants for the year ending June 30, 2025.

For	Against	Abstain
24,420,739	97,472	269,255

3. Proposal to hold a non-binding advisory vote approving the following resolution endorsing the Registrant’s executive compensation: “RESOLVED, that the stockholders approve the compensation of the Company’s executives, as disclosed in the compensation tables and related narrative disclosure in the Company’s proxy statement for the Annual Meeting.”

For	Against	Abstain	Broker Non-Votes
18,064,845	1,868,977	280,201	4,573,443

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH SOLUTIONS, INC.

Date: November 13, 2024	By:	/s/ William Nurthen
William Nurthen
Chief Financial Officer & Secretary